Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 File No.’s 333-211898, 333-174456, and 333-218792 of our report dated March 17, 2026 with respect to the consolidated financial statements of Intelligent Protection Management Corp. (the “Company”) for the years ended December 31, 2025 and 2024, filed with the Securities and Exchange Commission.

Grassi & Co., CPAs, P.C.

Jericho, New York

March 17, 2026